EXHIBIT 10

                             CANCELLATION AGREEMENT

     CANCELLATION AGREEMENT, dated as of October 2, 2009 (the "Agreement"), by and among GOLDEN KEY INTERNATIONAL INC., a Delaware corporation ("Golden Key") and each of the shareholders of HOME SAVERS HOLDING CORPORATION (the "Home Savers") set forth on the signature page hereof (collectively, the "Shareholders").

                                   WITNESSETH

     WHEREAS, on July 10, 2009, Golden Key entered into a Share Exchange Agreement with the Shareholders pursuant to which Golden Key agreed to acquire 100% of the outstanding securities of Home Savers in exchange for 14,296,788 shares (the "Acquisition Shares") of Golden Key's common stock (the "Home Savers Acquisition");

     WHEREAS, as the Acquisition Shares and the shares of Home Savers were not delivered to each of the respective parties, the Home Savers Acquisition was never considered closed due to the absence of consideration.

     WHEREAS, as the acquisition did not close, the Shareholders and Golden Key each agree to terminate the Agreement and return all property and records of the other party (the "Termination Actions").

     NOW THEREFORE in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto hereby agree as follows:

     1. Termination. The parties hereby confirm that the Acquisition Shares and the shares of Home Savers were not delivered to each of the respective parties and that the Home Savers Acquisition was never considered closed due to the absence of consideration.

     2. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any prior oral or written agreements, commitments or understanding with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed.

     3. Execution of Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that all such signatures appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than


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IN WITNESS WHEREOF the parties have executed this Agreement  effective as of the day and year first above written.

                                     GOLDEN KEY INTERNATIONAL INC.


                                     By: /s/ Robert Blair
                                        ------------------------------------
                                     Name:  Robert Blair
                                     Title: President


                                        /s/ Paul R. Peterson
                                        ------------------------------------
                                        Paul R. Peterson


                                        /s/ Lysander M. Marrero
                                        ------------------------------------
                                        Lysander M. Marrero


                                        /s/ Robert Agostini
                                        ------------------------------------
                                        Robert Agostini


                                        /s/ Thomas S. Rubin
                                        ------------------------------------
                                        Thomas S. Rubin